                                                                   Exhibit 11.01

                        CSG SYSTEMS INTERNATIONAL, INC.

        STATEMENT OF NET INCOME (LOSS) PER COMMON AND EQUIVALENT SHARE



For the three months ended September 30, 1996:

     Weighted average common shares outstanding.......       25,486,383
                                                            -----------

     Shares used in computation.......................       25,486,383
                                                            ===========

     Net income.......................................      $   948,000
                                                            ===========

          Net income per common and equivalent share..      $      0.04
                                                            ===========

For the three months ended September 30, 1995:

     Weighted average common shares outstanding............   4,243,000
     Common equivalent shares from stock options
       granted during the twelve-month period prior to
       the Company's initial public offering...............     251,750
     Common equivalent shares attributable to:
          Redeemable convertible Series A Preferred Stock..  17,999,998
                                                             ----------

     Shares used in computation............................  22,494,748
                                                             ==========
     Loss before discontinued operations................... $(4,236,000)

     Loss from discontinued operations.....................  (1,663,000)
                                                            -----------
     Net loss.............................................. $(5,899,000)
                                                            ===========
     Net loss per common and equivalent share:
          Loss before discontinued operations.............. $      (.19)
          Loss from discontinued operations................        (.07)
                                                            -----------
          Net loss per common and equivalent share......... $      (.26)
                                                            ===========